UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2016

IDI, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-158336	77-0688094
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida		33431
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-757-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 8, 2016, the Board of Directors (the “Board”) of IDI, Inc. (the “Company”) appointed Harry Jordan as the Company’s Chief Operating Officer, effective immediately.

Harry Jordan, 50, served as consultant for GOOD2GO, a consumer services company from January 2016 through June 2016. From September 2015 through December 2015, Mr. Jordan served as an independent consultant and the Acting Chief Operating Officer of MDLIVE, a leading telehealth provider. From June 2015 through October 2015, Mr. Jordan served as an independent consultant to Health Business Group (HBG), a leading boutique strategy consulting firm focused on the health care industry. From January 2015 through May 2015, Mr. Jordan served as a private investor. From January 2013 through December 2014, Mr. Jordan served as Senior Vice President, Health Care for Reed Elsevier’s LexisNexis Risk Solutions, a leading provider in the data fusion industry. Mr. Jordan served in a number of positions of increasing responsibility at Lexis Nexis from April 2004 through January 2013.

Mr. Jordan will receive an annual salary of $225,000. Additionally, on August 8, 2016, Mr. Jordan was awarded 100,000 restricted stock units (“RSUs”), which vest in three equal annual installments beginning August 8, 2017. The RSUs vest in full upon a Company change in control or Mr. Jordan’s death or disability.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated August 8, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDI, Inc.

August 10, 2016	By:	Derek Dubner

Name: Derek Dubner
Title: CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 8, 2016